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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): October 17, 2005

                                  AMICAS, Inc.
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             (Exact name of registrant as specified in its charter)

          Delaware                       000-25311                59-2248411
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(State or other jurisdiction            (Commission             (IRS Employer
        of incorporation)               File Number)         Identification No.)


        20 Guest Street, Boston, MA                             02135
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  (Address of principal executive offices)                    (Zip Code)

        Registrant's telephone number, including area code: 617-779-7878

                                 Not Applicable
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          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 8.01 OTHER EVENTS

JONES SETTLEMENT

On October 14, 2005 David and Susan Jones ("Plaintiff") and InfoCure Corporation (now known as AMICAS, Inc.), Richard Perlman and James Price ("Defendants") agreed to settle and to resolve and terminate, fully and finally, the issues between them in the lawsuit styled David and Susan Jones v. InfoCure Corporation (now known as AMICAS, Inc.), et al. filed in 2001 concerning a 1999 transaction.

As part of the settlement, the Defendants have agreed to pay the Plaintiffs the sum of $3.25 million and as a result AMICAS expects to incur a charge of approximately $2.5 million for the quarter ended September 2005.

SUMMARY OF JONES LAWSUIT

On April 19, 2001, a lawsuit styled David and Susan Jones v. InfoCure Corporation (now known as AMICAS, Inc.), et al., was filed in Boone County Superior Court in Indiana and the case was subsequently transferred to the Northern District Court of Georgia. The complaint alleged State securities law violations, breach of contract and fraud claims against the defendants related to the 1999 transaction. The complaint did not specify the amount of damages sought by plaintiffs, but sought rescission of a transaction that the plaintiffs valued at $5 million, as well as punitive damages and reimbursement for the plaintiff's attorneys' fees and associated costs and expenses of the lawsuit. In October 2001, the plaintiffs' request for a preliminary injunction to preserve their remedy of rescission was denied and part of their complaint was dismissed. The plaintiffs' subsequent appeal of this decision was denied. Thereafter, plaintiffs retained new counsel and served an amended complaint that added additional former officers and directors as defendants, dropped the claim for rescission and asserted new State securities law violations. After disqualification of plaintiffs' second counsel in May 2003, plaintiffs retained new counsel and, in July 2003, served a second amended complaint upon the Company which added, among other things, a claim for Georgia RICO violations. In August 2003, the Company filed with the Court a partial motion to dismiss the second amended complaint which motion was granted in part and denied in part on January 9, 2004. On February 6, 2004, the Company served an answer to the second amended complaint. On December 20, 2004, the defendants filed a motion for summary judgment and the plaintiffs filed a motion for partial summary judgment. In a September 2005 decision, the Court denied plaintiffs' motion for summary judgment, and the defendants' motion for summary judgment was granted in part and denied in part. The matter was on the Court's October 17, 2005 trial calendar.

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                                    SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               AMICAS, INC.

                               By:  /s/ Stephen Hicks
                                    --------------------------------
                                    Name:  Stephen Hicks
                                    Title: Vice President and General Counsel

Date: October 17, 2005